Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On June 14, 2016, Par Pacific Holdings, Inc. ("Par") entered into a unit purchase agreement (the “Purchase Agreement”) with Black Elk Refining, LLC, to purchase all of the issued and outstanding units representing the membership interests in Hermes Consolidated, LLC (d/b/a Wyoming Refining Company) and indirectly Wyoming Refining Company’s wholly-owned subsidiary, Wyoming Pipeline Company, LLC (collectively, “Wyoming Refining”) (the "WRC Acquisition"). The WRC Acquisition closed on July 14, 2016.
The following unaudited pro forma condensed combined financial information (the “Pro Forma Financial Information”) sets forth selected historical consolidated financial information for Par and gives effect to the WRC Acquisition, including the financing thereof. The historical data provided for the year ended December 31, 2015 is derived from our audited annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 and from the Wyoming Refining audited consolidated financial statements for the year ended December 31, 2015 included in our Current Report on Form 8-K/A dated August 29, 2016. The historical data of Par provided for the nine months ended September 30, 2016 is derived from our unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. The historical data of Wyoming Refining provided for the six months ended June 30, 2016 is derived from the Wyoming Refining unaudited condensed consolidated financial statements as of June 30, 2016 and for the six months ended June 30, 2016 and 2015 included in our Current Report on Form 8-K/A dated August 29, 2016. The historical data of Wyoming Refining for the period from July 1, 2016 to July 13, 2016 is derived from unaudited financial information prepared in accordance with accounting principles generally accepted in the U.S. included in the books and records of Wyoming Refining.
The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2016 and the year ended December 31, 2015 both give effect to the WRC Acquisition as if it had occurred on January 1, 2015. The Pro Forma Financial Information is provided for informational and illustrative purposes only and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2015 (as amended); our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016; and the Wyoming Refining consolidated financial statements for the year ended December 31, 2015 and six months ended June 30, 2016 and 2015 included in our Current Report on Form 8-K/A dated August 29, 2016.
The pro forma adjustments, as described in the notes to the Pro Forma Financial Information, are based on currently available information. The pro forma adjustments included on the pro forma condensed combined statements of operations only include adjustments which have an ongoing impact. We believe such adjustments are reasonable, factually supportable and directly attributable to the events and transactions described below. The Pro Forma Financial Information does not purport to represent what our actual consolidated results of operations would have been had the events and transactions occurred on the dates assumed, nor is it necessarily indicative of our future consolidated results of operations.
The Pro Forma Financial Information gives effect to the WRC Acquisition and the financing of the WRC Acquisition as described below:
Par Wyoming Holdings Credit Agreement
On July 14, 2016, in connection with the WRC Acquisition, Par Wyoming Holdings, LLC, our indirect wholly-owned subsidiary, entered into a Credit Agreement with Chambers Energy Management, LP (the “Par Wyoming Holdings Credit Agreement”), which provides for a single advance secured term loan to our subsidiary in the amount of $65.0 million (the "Par Wyoming Holdings Term Loan"). The proceeds of the Par Wyoming Holdings Term Loan were used to pay a portion of the consideration for the WRC Acquisition and to pay certain fees and closing costs. The Par Wyoming Holdings Term Loan matures and is fully payable on July 14, 2021 and may be prepaid, subject to the terms and requirements set forth in the Par Wyoming Holdings Credit Agreement.
Wyoming Refining Credit Facilities
Wyoming Refining Company and its wholly owned subsidiary, Wyoming Pipeline Company LLC, are borrowers under a Third Amended and Restated Loan Agreement dated as of April 30, 2015 (as amended, the “Wyoming Refining Credit Facilities”), with Bank of America, N.A., as the lender. The Wyoming Refining Credit Facilities remained in place following the consummation of the WRC Acquisition.
The Wyoming Refining Credit Facilities provide for (a) a revolving credit facility in the maximum principal amount at any time outstanding of $30 million, subject to a borrowing base, which provides for revolving loans and for the issuance of letters of credit, and (b) certain term loans which are fully advanced. Once repaid, the term loans may not be reborrowed. On July 14, 2016, the aggregate outstanding principal amount of the term loans under the Wyoming Refining Credit Facilities was approximately

$58.0 million and the aggregate outstanding principal amount of revolving loans under the Wyoming Refining Credit Facilities was approximately $10.2 million.
Bridge Notes and Rights Offering
On July 14, 2016, we issued approximately $52.6 million in aggregate principal amount of 2.50% convertible subordinated bridge notes (the "Bridge Notes") in a private offering pursuant to the terms of a note purchase agreement entered into among the purchasers of the Bridge Notes and us. The net proceeds from the sale of the Bridge Notes of $50 million were used to fund a portion of the consideration for the WRC Acquisition.
On September 22, 2016, we issued approximately 4 million shares of our common stock to certain pre-existing investors and other investors at a purchase price of $12.25 per share (the "Rights Offering"). The gross proceeds from the Rights Offering were approximately $49.9 million, before deducting expenses of approximately $0.6 million, for net proceeds of approximately $49.3 million. The net proceeds from the Rights Offering were used to repay all accrued and unpaid interest and a portion of the outstanding principal amount on the Bridge Notes. The remaining $3.1 million aggregate principal amount and $0.3 million unpaid interest of the Bridge Notes were mandatorily converted into 272,733 shares of our common stock based on a conversion price of $12.25 per share.
The Pro Forma Financial Information has been prepared using the acquisition method of accounting in accordance with accounting principles generally accepted in the U.S., whereby we are required to record the assets acquired and liabilities assumed in the WRC Acquisition at their estimated fair values as of the closing date of the WRC Acquisition. We have not yet completed our purchase price allocation for the WRC Acquisition; therefore, the purchase price allocation used in the preparation of the unaudited pro forma combined financial statements included herein should be considered preliminary. Actual results could vary materially from the Pro Forma Financial Information. In addition, the adjustments related to the WRC Acquisition do not reflect any of the synergies and cost reductions that may result from the WRC Acquisition.
5% Convertible Senior Notes Due 2021
On June 21, 2016 and June 27, 2016, we completed the issuance and sale of an aggregate $115 million principal amount of 5.00% convertible senior notes due 2021 (the "5.00% Convertible Senior Notes") in a private placement under Rule 144A (the "Notes Offering"). The Notes Offering included the exercise in full of an option to purchase an additional $15 million in aggregate principal amount of the 5.00% Convertible Senior Notes granted to the initial purchasers. The net proceeds of $111.6 million (net of original issue discount of 3%) from the sale of the 5.00% Convertible Senior Notes were used to finance a portion of the WRC Acquisition, to repay $5 million in principal amount of the Delayed Draw Term Loan and Bridge Loan Credit Agreement dated July 11, 2014, and for general corporate purposes.
The 5.00% Convertible Senior Notes bear interest at a rate of 5.00% per year beginning June 21, 2016 (payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2016) and will mature on June 15, 2021. The initial conversion rate for the notes is 55.5556 shares of common stock per $1,000 principal amount of the 5.00% Convertible Senior Notes (or a total amount of 6,388,894 shares), which is equivalent to an initial conversion price of approximately $18.00 per share of common stock, subject to adjustment upon the occurrence of certain events. Conversions of the 5.00% Convertible Senior Notes will be settled in cash, shares of common stock or a combination thereof at our election. The holders of the 5.00% Convertible Senior Notes may exercise their conversion rights at any time prior to the close of business on the business day immediately preceding the maturity date under certain circumstances.

PAR PACIFIC HOLDINGS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016
(Unaudited)
(in thousands, except per share amounts)

	Historical			Pro Forma
	Par (a)	Wyoming Refining (b)	Wyoming Refining (c)	Adjustments		Par As Adjusted
Revenues	$1,301,909	$147,818	$11,784	$1,590	(d)	$1,463,101

Operating expenses
Cost of revenues (excluding depreciation)	1,166,347	120,652	10,144	(2,475)	(e)	1,294,668
Operating expense (excluding depreciation)	125,191	21,168	894	—		147,253
Lease operating expense	134	—	—	—		134
Depreciation, depletion and amortization	19,839	5,982	534	398	(f)	26,753
General and administrative expense	31,654	4,188	—	—		35,842
Acquisition and integration expense	3,563	—	—	(2,893)	(g)	670
Total operating expenses	1,346,728	151,990	11,572	(4,970)		1,505,320

Operating income (loss)	(44,819)	(4,172)	212	6,560		(42,219)

Other income (expense)
Interest expense and financing costs, net	(21,951)	(1,472)	(125)	(6,513)	(h)	(30,061)
Other income (expense), net	60	130	(24)	—		166
Change in value of common stock warrants	3,477	—	—	—		3,477
Change in value of contingent consideration	10,753	—	—	—		10,753
Equity losses from Laramie Energy, LLC	(15,159)	—	—	—		(15,159)
Total other income (expense), net	(22,820)	(1,342)	(149)	(6,513)		(30,824)

Loss before income taxes	(67,639)	(5,514)	63	47		(73,043)
Income tax benefit	8,117	—	—	—	(j)	8,117
Net loss	$(59,522)	$(5,514)	$63	$47		$(64,926)

Loss per share
Basic	$(1.44)					$(1.43)
Diluted	$(1.44)					$(1.43)
Weighted-average number of shares outstanding
Basic	41,309			4,053	(k)	45,362
Diluted	41,309			4,053	(k)	45,362

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

PAR PACIFIC HOLDINGS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015
(Unaudited)
(in thousands, except per share amounts)

	Historical		Pro Forma
	Par (i)	Wyoming Refining (b)	Adjustments		Par As Adjusted
Revenues	$2,066,337	$301,173	$2,003	(d)	$2,369,513

Operating expenses
Cost of revenues (excluding depreciation)	1,787,368	224,638	2,162	(e)	2,014,168
Operating expense (excluding depreciation)	136,338	46,161	—		182,499
Lease operating expense	5,283	—	—		5,283
Impairment expense	9,639	—	—		9,639
Depreciation, depletion and amortization	19,918	7,968	4,931	(f)	32,817
General and administrative expense	44,271	11,743	—		56,014
Acquisition and integration expense	2,006	—	2,047	(g)	4,053
Total operating expenses	2,004,823	290,510	9,140		2,304,473

Operating income (loss)	61,514	10,663	(7,137)		65,040

Other income (expense)
Interest expense and financing costs, net	(20,156)	(1,847)	(13,025)	(h)	(35,028)
Loss on termination of financing agreements	(19,669)	(165)	—		(19,834)
Other income (expense), net	(291)	(160)	—		(451)
Change in value of common stock warrants	(3,664)	—	—		(3,664)
Change in value of contingent consideration	(18,450)	—	—		(18,450)
Equity losses from Laramie Energy, LLC	(55,983)	—	—		(55,983)
Total other income (expense), net	(118,213)	(2,172)	(13,025)		(133,410)

Income (loss) before income taxes	(56,699)	8,491	(20,162)		(68,370)
Income tax benefit	16,788	—	—	(j)	16,788
Net income (loss)	$(39,911)	$8,491	$(20,162)		$(51,582)

Earnings (loss) per share
Basic	$(1.06)				$(1.24)
Diluted	$(1.06)				$(1.24)
Weighted average number of shares outstanding
Basic	37,678		4,053	(k)	41,731
Diluted	37,678		4,053	(k)	41,731

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

PAR PACIFIC HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Combined Pro Forma Financial Information

(a)	Represents Par's historical unaudited condensed combined financial statements derived from its quarterly report on Form 10-Q for the period ended September 30, 2016.

(b)
Represents the historical audited and unaudited condensed consolidated financial statements of Wyoming Refining for the year ended December 31, 2015 and the six months ended June 30, 2016 included in our Current Report on Form 8-K/A dated August 29, 2016.

(c)	Represents the historical unaudited financial information of Wyoming Refining for the period from July 1, 2016 to July 13, 2016.

(d)
Revenues. Represents the reclassification of Wyoming Refining's third-party pipeline costs within Cost of revenues in accordance with Par's policy. Wyoming Refining has historically presented these costs as a reduction of Revenues.

(e)
Cost of revenues (excluding depreciation). Represents the adjustments of $(4) million and $158 thousand for the nine months ended September 30, 2016 and the year ended December 31, 2015, respectively, to conform Wyoming Refining's inventory accounting policy to Par's inventory accounting policy. Wyoming Refining uses the last-in, first-out ("LIFO") accounting method and Par uses the first-in, first-out ("FIFO") accounting method of accounting for commodity inventories. Additionally, these amounts include the reclassification of Wyoming Refining's third-party pipeline costs as described in (d) above.

(f)
Depreciation, depletion and amortization. Represents an adjustment to increase Wyoming Refining’s historical depreciation expense as a result of the fair value adjustment to Property and equipment, net, using the straight-line method of depreciation and estimated remaining useful life of 20 years.

(g)
Acquisition and integration expense. Represents the removal of acquisition costs that are directly attributable to the Wyoming Refining acquisition. Additionally, Par incurred integration costs related to the WRC Acquisition during the nine months ended September 30, 2016. The Pro Forma Financial Information gives effect to the WRC Acquisition as if it had occurred on January 1, 2015, and therefore, such integration costs are removed from the pro forma financial information for the nine months ended September 30, 2016 and added to the pro forma financial information for the year ended December 31, 2015.

(h)	Interest expense and financing costs, net. Represents interest expense and amortization of estimated deferred financing costs associated with the following:

▪
$65.0 million Par Wyoming Holdings Term Loan at an interest rate of 10.5%. The Par Wyoming Holdings Term Loan bears interest at a rate equal to the greater of LIBOR or 1.0%, plus an applicable interest margin per annum of 9.5%.

▪
$115 million principal amount of 5.00% Convertible Senior Notes issued in June 2016. The net proceeds from the sale of the 5.00% Convertible Senior Notes were used to finance a portion of the WRC Acquisition.

(i)	Represents Par's historical audited statement of operations derived from its annual report on Form 10-K for the year ended December 31, 2015.

(j)
We do not believe there will be any income tax impact as a result of the above income statement adjustments as any income tax expense (benefit) will be offset by changes in the valuation allowance associated with our deferred tax asset.

(k)	Represents the incremental weighted-average shares outstanding resulting from the Company's Rights Offering and conversion of the Bridge Notes.